UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer; Independent Contractor Agreement

On April 18, 2016, the Board of Directors (the “Board”) of Provectus Biopharmaceuticals, Inc. (the “Company”) appointed John R. Glass, CPA, as the Company’s interim chief financial officer. In connection with the appointment, on April 19, 2016, the Company and Mr. Glass entered into an independent contractor agreement (the “Agreement”), pursuant to which Mr. Glass will serve as interim chief financial officer of the Company and will perform duties and services consistent with the position of chief financial officer for a public company. In consideration for such services, Mr. Glass will be paid $100 per hour. The Company will provide Mr. Glass with a per diem for meals on the days when he is rendering services and will reimburse Mr. Glass for all reasonable and necessary expenses relating to his provision of services under the Agreement. The Company also agreed to indemnify Mr. Glass for claims made against him based upon the performance of his services and to have him named as an additional named insured under the Company’s general liability and directors and officers liability insurance policies. The initial term of the Agreement is from April 19, 2016 to December 1, 2016, and thereafter will continue on a month to month basis unless terminated by either party upon 30 days prior written notice.

Mr. Glass, 72, is the President of J.R. Glass & Associates, a consulting firm he founded in 1990 to assist clients in the financial, operational and marketing segments of their business. In this role, his responsibilities have included, among others, preparation of periodic reports to be filed with the Securities and Exchange Commission and Sarbanes-Oxley compliance documentation. From January 2007 to May 2014, Mr. Glass served as controller for CytoCore, Inc. (OTCBB: CYOE) (now known as Medite Cancer Diagnostics Inc.), a late development stage bio molecular diagnostics company. His prior chief financial officer experience includes serving as Chief Financial Officer of U. S. RealTel, Inc., a publicly traded company in the telecommunications industry, Vice President and Chief Financial Officer of Health Charge Corporation, a financial services company in the health care industry, and Vice President and Chief Financial Officer of Aluminum Distributors, Inc., a metal processor and distributor. He also previously served as Vice President of Fulton Manufacturing Industries, Inc. and as a Manager at Grant Thornton LLP, a registered public accounting firm. Mr. Glass is chairman of the Plan Commission of Elk Grove Village, a member of the Illinois CPA Society and past chairman and member of the board of directors for the Greater O’Hare Service Corporation. He received his B.B.A. in Accounting from Loyola University.

Mr. Glass does not have a family relationship with any of the current officers or directors of the Company. There is no currently proposed transaction, and since the beginning of fiscal year 2015 there has not been any transaction, involving the Company and Mr. Glass which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

Peter R. Culpepper, the Company’s chief financial officer prior to the appointment of Mr. Glass as interim chief financial officer, will continue to serve as the Company’s interim chief executive officer and chief operating officer.

The summary of the terms of the Agreement is qualified in its entirety by the terms of the independent contractor agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Independent Contractor Agreement between the Company and John R. Glass

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Interim Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Independent Contractor Agreement between the Company and John R. Glass

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